UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: September 7, 2011

Date of earliest event reported: September 7, 2011

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

OfficeMax Incorporated (the “Company”) will participate in the Goldman Sachs Annual Global Retailing Conference on September 7, 2011 where it will update its outlook for the third quarter and second half of 2011 as follows:

•

The Company now anticipates that total company sales for the third quarter of 2011 will be slightly lower than the third quarter of 2010, including the favorable impact of foreign currency translation.

•

In line with the Company’s previous guidance, the Company anticipates that total Company sales for the second half of 2011 will be slightly higher than the prior-year second half, including the favorable impact of foreign currency translation and the benefit of the additional fiscal week in the fourth quarter.

•

Additionally, the Company continues to anticipate that for both the third quarter and second half of 2011, the adjusted operating income margin rate will be flat to slightly higher than the respective prior-year periods.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the press release included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	OfficeMax Incorporated Press Release dated September 7, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2011

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	OfficeMax Incorporated Press Release dated September 7, 2011